APEX BIOVENTURES ACQUISITION CORPORATION

INSIDER WARRANT PURCHASE AGREEMENT

THIS INSIDER WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of _______, 2006 between Apex Bioventures Acquisition Corporation, a Delaware corporation (the “Company”), and each of the individuals and entities set forth on Exhibit A hereto and a signatory hereof (each, a “Purchaser” and collectively, the “Purchasers”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 10 hereof.

WHEREAS, the Purchasers are, or entities affiliated with, officers and/or directors of the Company; and

WHEREAS, in furtherance of the Company’s plan to obtain funding through an initial public offering (the “Offering”) of its units (the “Units”), each Unit consisting of one share of common stock (“Common Stock”), par value $0.0001 per share, of the Company (the “Unit Common Stock”) and one warrant to purchase one share of Common Stock (each, a “Unit Warrant” and collectively, the “Unit Warrants”), and to demonstrate their commitment to this plan, the Purchasers desire to make an investment in the Company by purchasing 1,250,000 warrants (each, an “Insider Warrant” and collectively, the “Insider Warrants” ) on the terms and conditions described herein.

NOW THEREFORE, the parties to this Agreement hereby agree as follows:

Section 1. Authorization, Purchase and Sale; Terms of the Insider Warrants.

A. Authorization of the Insider Warrants. The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale to the Purchasers of an aggregate of 1,250,000 Insider Warrants. Each Insider Warrant shall, upon exercise and payment of the exercise price specified therein, entitle the holder to purchase one share of the Company’s Common Stock.

B. Purchase and Sale of the Insider Warrants. The Company shall sell to each of the Purchasers, and subject to the terms and conditions set forth herein, the Purchasers shall severally purchase from the Company, prior to the effectiveness of the Registration Statement, an aggregate of 1,250,000 Insider Warrants. Each Purchaser shall purchase that number of the Insider Warrants as is set forth opposite his name in the table contained in Exhibit A hereto. The purchase price of each Insider Warrant shall be $1.00 per warrant (the “Purchase Price”), which shall be paid in immediately available funds through wire transfers to the trust account (the “Trust Account”) to be established pursuant to that certain Investment Management Trust Agreement by and between the Company and Continental Stock Transfer & Trust Company (“Continental”). The Purchase Price shall be wired to the Trust Account by the Purchasers so as to be on deposit in the Trust Account not less than 24 hours prior to the effectiveness of the Registration Statement. Amounts so received in the Trust Account shall be credited against the respective purchase obligations of the Purchasers as set forth on Exhibit A hereto.

C. Terms of the Insider Warrants. The Insider Warrants shall carry rights and terms identical to those possessed by the Unit Warrants described in the Registration Statement, subject to the following exceptions: the Insider Warrants (i) will not be transferable or salable by the Purchasers until (A) the later of __________, 2007 and the consummation of a Business Combination, or (B) any time after six months from the consummation of a Business Combination if the volume weighted average price of the Common stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period following, (ii) will be non-redeemable so long as the Purchasers hold such warrants following their issuance by the Company to such Purchasers, and (iii) together with the shares of Common Stock underlying the Insider Warrants, are and will be entitled to registration rights under the registration rights agreement (the “Registration Rights Agreement”) to be signed contemporaneously herewith between the Purchasers (referred to as the Investors in the Registration Rights Agreement) and the Company. The transfer restriction set forth in (i) above shall not apply (a) with respect to a Purchaser that is an entity, to dividend, distribution or contribution to any individual or entity controlling, controlled by, or under common control with such Purchaser, or to any stockholder, member, partner or limited partner of such Purchaser, for which no or nominal consideration is received, and (b), with respect to a Purchaser who is an individual, (i) to a member of such Purchaser’s immediate family or to a trust, the beneficiary of which is such Purchaser or a person related to such Purchaser by blood, marriage or adoption, or (ii) by virtue of the laws of descent and distribution upon death of such Purchaser (each, a “Permitted Transferees” and collectively, the “Permitted Transferees”), provided, that, prior to such transfer, each Permitted Transferee or the trustee or legal guardian therefor, agrees in writing to be bound by the terms of this Agreement. Should any of the Purchasers transfer or sell Insider Warrants to persons other than Permitted Transferees after the Company has completed a Business Combination, then such Insider Warrants shall on the date of such transfer immediately become redeemable under the same terms as the Unit Warrants. Further, the Insider Warrants may be exercised on a cashless basis in accordance with Section 3.3.1 of the Warrant Agreement. Except as specifically provided in this Agreement, the terms of the Insider Warrants shall in all other respects be as set forth in the Warrant Agreement relating to the Unit Warrants by and between the Company and Continental. In the event of any conflict between this Agreement and the Warrant Agreement, the terms and provisions of which are incorporated herein by reference, this Agreement shall control.

Section 2. The Closing. The closing of the purchase and sale of the Insider Warrants to the Purchasers (the “Closing”) shall take place at the offices of CRT Capital Group LLC (“CRT”) prior to the effectiveness of the Registration Statement. At the Closing, the Company shall deliver warrant certificates evidencing the Insider Warrants to be purchased by the Purchasers hereunder, registered in each Purchaser’s name, upon the payment of the aggregate purchase price therefor, by wire transfer of immediately available funds to the Trust Account.

Section 3. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Insider Warrants, the Company hereby represents and warrants that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in California, which is the only jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company (a “Company Material Adverse Effect”). The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement will have been duly authorized by the Company as of the Closing. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms upon its execution.

(ii) The execution and delivery by the Company of this Agreement, the sale and issuance of the Insider Warrants hereunder, the issuance of the Common Stock upon exercise of the Insider Warrants (except, with respect thereto, any filings required under Federal or state securities laws or issuance of one or more legal opinions in form and content reasonably satisfactory to the Company pertaining to the availability of one or more exemptions with respect to the issuance of the Insider Warrants under applicable securities laws) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not, and will not as of the Closing, (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (D) result in a violation of, or (E) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Company’s Certificate of Incorporation, as amended, or Bylaws, or any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under Federal or state securities laws or as would not reasonably be expected to result in a Company Material Adverse Effect.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Insider Warrants to be purchased hereunder and, upon exercise of the Insider Warrants, payment of the exercise price set forth therein and conformance with the other provisions relating to the exercise thereto, the Common Stock issuable upon exercise of such Insider Warrants will be duly and validly issued, fully paid and nonassessable, and the Purchasers will have or receive good title to such securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Disclosure.

(i) The Company has provided each Purchaser with a copy of the Registration Statement and each Amendment to the Company’s Registration Statement, or informed each Purchaser of the filing thereof and instructed or requested the Purchasers to review the Registration Statement and each such Amendment on the Commission’s website. The Company will provide the Purchasers with a copy of any and all amendments to the Registration Statement filed by the Company with the Commission prior to the Closing.

(ii) To the best of the Company’s knowledge as of the date hereof, neither this Agreement nor the Registration Statement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which such statements were made.

Section 4. Representations, Warranties and Covenants of Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Insider Warrants to the Purchasers, each Purchaser hereby severally and not jointly represents, warrants and covenants to the Company (as to himself, herself or itself only) that:

A. Capacity and State Law Compliance. Such Purchaser, if an individual, is over the age of 21 years with the legal capacity to execute and perform the obligations imposed on such Purchaser hereunder. If such Purchaser is an entity, (i) it is a corporation, limited liability company, limited partnership or other legal entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of such Purchaser, and (ii) the execution, delivery and performance of this Agreement by such Purchaser will have been duly authorized by such Purchaser as of Closing. To such Purchaser’s knowledge, such Purchaser has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Insider Warrants is permitted under applicable securities laws. Such Purchaser understands and acknowledges that the purchase of Common Stock upon exercise of the Insider Warrants may require the registration of such Common Stock under Federal and/or state securities laws or the availability of an exemption from such registration requirements.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms.

(ii) The execution and delivery by such Purchaser of this Agreement, and the fulfillment of and compliance with the terms hereof, by such Purchaser do not, and shall not as of the Closing, conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which such Purchaser is subject.

C. Investment Representations.

(i) Such Purchaser is acquiring Insider Warrants and, upon exercise thereof, will acquire the Common Stock issuable upon such exercise (collectively, the “Securities”), for his own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Such Purchaser is an “accredited investor” as defined in Rule 501(a)(3) of Regulation D.

(iii) Such Purchaser understands that the Securities are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties and agreements of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.

(iv) Such Purchaser did not decide to enter into this Agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”), including the filing of the Registration Statement.

(v) By virtue of such Purchaser’s position as an officer and/or director of the Company or by virtue of such Purchaser’s affiliation with an officer and/or director of the Company, such Purchaser has access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities. Such Purchaser has been afforded the opportunity to ask questions of the other executive officers and directors of the Company. Such Purchaser understands that his, her or its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to his, her or its acquisition of the Securities. Such Purchaser has received and reviewed a copy of the Registration Statement, including without limitation, the language therein under the caption “Risk Factors.”

(vi) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on, or made any recommendation or endorsement of, the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) Such Purchaser understands that: (A) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (x) subsequently registered thereunder or (y) sold in reliance on an exemption therefrom; and (B) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, such Purchaser represents that he, she or it is familiar with Rule 144 adopted pursuant to the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act. Such Purchaser is able to bear the economic risk of his, her or its investment in the Securities for an indefinite period of time.

(viii) Such Purchaser is an investor in securities of companies in the development stage and acknowledges that he, she or it has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. Such Purchaser has adequate means of providing for his, her or its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Such Purchaser can afford a complete loss of his, her or its investment in the Securities.

(ix) Without in any way limiting the representations set forth above, such Purchaser agrees not to make any disposition of the Securities (or any part thereof) unless and until:

(A) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(B) (i) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act. Notwithstanding the foregoing, such Purchaser also understands and acknowledges that the transfer or exercise of the Insider Warrants is subject to the specific conditions to such transfer or exercise as outlined herein, as to which such Purchaser specifically assents by his, her or its execution hereof.

D. No Group. By virtue of such Purchaser’s purchase of the Insider Warrants under this Agreement, such participation shall not be construed so as to make such Purchaser part of, or a participant in, a “group” as defined in Rule 13d-5 of the Exchange Act with respect to any securities of the Company.

E. Rescission Right Waiver and Indemnification.

(i) Such Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Insider Warrants. In this regard, if the Offering were deemed to be a general solicitation with respect to the Insider Warrants, the offer and sale of such Insider Warrants might not be exempt from registration and, if not, each of the Purchasers would have a prima facie claim, subject to applicable defenses, to rescind his, her or its purchase of the Insider Warrants. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, such Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of his, her or its purchase of the Insider Warrants. Such Purchaser acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Insider Warrants to the Purchasers. Such Purchaser further agrees that the foregoing waiver of rescission rights shall, to the extent permitted under applicable law, apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith (collectively, “Losses and Expenses”), including, without limitation, reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Insider Warrants hereunder or relating to the purchase of the Insider Warrants and the transactions contemplated hereby.

(ii) Such Purchaser agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with his, her or its purchase of the Insider Warrants or any Claim that may arise now or in the future.

(iii) Such Purchaser agrees to severally indemnify and hold harmless the Company and the Trust Account against any and all Losses and Expenses whatsoever to which the Company and the Trust Account may become subject as a result of the purchase of the Insider Warrants by any one or more Purchasers, including, but not limited to, any Claim by any Purchaser of the Insider Warrants, but only to the extent necessary to ensure that such Losses and Expenses do not reduce the amount in the Trust Account. Further, such Purchaser agrees to severally indemnify and hold harmless CRT against any and all Losses and Expenses whatsoever to which CRT may become subject as a result of the purchase of the Insider Warrants by any one or more Purchasers, including, but not limited to, any Claim by any Purchaser of the Insider Warrants, without limitation. To the extent that the foregoing several and not joint indemnification obligations may be unenforceable for any reason, such Purchaser agrees to make the maximum contribution permissible by applicable law to the payment and satisfaction of any Losses and Expenses relating to Claims that may or will otherwise reduce the amount in the Trust Account. Notwithstanding anything contained herein or in the Registration Statement to the contrary, any Losses and Expenses indemnified or contributed to hereunder by such Purchaser will be paid based on the number of Insider Warrants purchased by such Purchaser relative to the total number of Insider Warrants purchased by all Purchasers hereunder, except to the extent that such Claims are brought by any of the Purchasers, in which case the foregoing indemnity and contribution obligations shall only be that of the Purchaser making the Claim, it being the understanding and agreement of the Purchasers that each of them shall be held harmless by the other as to any Claims, Losses and Expenses.

(iv) Such Purchaser acknowledges and agrees that the stockholders of the Company, including those who purchase the Units in the Offering, are and shall be third-party beneficiaries of the foregoing provisions of Section 5G of this Agreement.

(v) Such Purchaser agrees that to the extent any waiver of rights under this Section 5G is ineffective as a matter of law, such Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Such Purchaser further acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

Section 5. Conditions Precedent to Closing.

A. The obligation of each Purchaser to purchase and pay for such Insider Warrants as is set forth on Exhibit A hereto is subject to the fulfillment, at or before the Closing, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company contained in Section 3, except for those stated to be made as of the date hereof, shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein or in the prospectus contained in the Registration Statement.

(ii) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

B. The obligations of the Company to each of the Purchasers under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of each of the Purchasers contained in Section 4 shall be true at and as of the Closing as though then made.

(ii) Performance. Each of the Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

(iii) Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Insider Warrants hereunder.

C. This Agreement evidences the several and not joint agreements between the Company, on the one hand, and each of the Purchasers, on the other hand. Accordingly, (i) each Purchaser may (but shall not be required to) waive any closing condition with respect to his, her or its obligation (but not the obligation of any other Purchaser) to close the transactions contemplated hereby; provided, that, a majority in interest of the Purchasers (based on the relative number of Insider Warrants to be purchased), may (but shall not be required to) waive any closing condition with respect to all (but not less than all) of the Purchasers’ obligations to close the transactions contemplated hereby, and (ii) the Company may (but shall not be required to) waive any closing condition with respect to all of the Purchasers or any one or more of them and the waiver of a closing condition with respect to a particular Purchaser shall not be deemed applicable to any other Purchaser unless so determined by the Company.

Section 6. Termination. This Agreement may be terminated by agreement of the Company and at least a majority-in-interest of the Purchasers at any time prior to the consummation of the Closing if the Offering is not closed within the time periods described in the Underwriting Agreement after the Registration Statement is declared effective and this Agreement shall automatically terminate without any further action by any party and thereafter be null and void upon termination of the Underwriting Agreement or the Company’s initial public offering.

Section 7. Survival. All of the representations, warranties, covenants and agreements contained in Sections 4(C)(ix) and 4(E) shall survive the Closing for a period of six (6) months except as otherwise specifically provided herein.

Section 8. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Business Combination” means a merger, stock exchange, asset acquisition, stock purchase or similar business combination of the Company with a target business or businesses that is its initial business combination and which meets the size, timing and other criteria outlined in the Registration Statement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

“Registration Statement” means the Company’s registration statement on Form S-1 (File No. 333-135755), as the same has been and may be amended from time to time hereafter (the “Registration Statement”) and filed with the Commission.

“Securities Act” means the Securities Act of 1933, as amended.

Section 9. Miscellaneous.

A. Legends.

(i) The certificates evidencing the Insider Warrants will include the legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO INVESTMENT REPRESENTATIONS AND RESTRICTIONS ON TRANSFER OR SALE PURSUANT TO AN INSIDER WARRANT PURCHASE AGREEMENT DATED ________, 2006 WHICH RESTRICTS THE TRANSFER THEREOF AS PROVIDED IN THE PURCHASE AGREEMENT, A COPY OF WHICH CAN BE OBTAINED FROM THE COMPANY AT ITS EXECUTIVE OFFICES.

(ii) By accepting the certificates bearing the aforesaid legend, each Purchaser agrees (on behalf of himself, herself or itself), prior to any permitted transfer of the Insider Warrants represented by the certificates and subject to the restrictions contained herein, to give written notice to the Company expressing his, her or its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the following provisions shall apply:

(x) subject to the transfer restrictions contained elsewhere in this Agreement, if, in the reasonable opinion of counsel to the Company, the proposed transfer of such Insider Warrants may be effected without registration under the Securities Act and applicable state securities acts, the Company shall promptly thereafter notify the transferring Purchaser, whereupon the transferring Purchaser shall be entitled to transfer such Insider Warrants, all in accordance with the terms of the notice delivered by the transferring Purchaser and upon such further terms and conditions as shall be required to ensure compliance with the Securities Act and the applicable state securities acts, and, upon surrender of the certificate evidencing such Insider Warrants, in exchange therefor, a new certificate not bearing a legend of the character set forth above if such counsel reasonably believes that such legend is no longer required under the Securities Act and the applicable state securities acts; and

(y) subject to the transfer restrictions contained elsewhere in this Agreement, if, in the reasonable opinion of counsel to the Company, the proposed transfer of such Insider Warrants may not be effected without registration under the Securities Act or the applicable state securities acts, a copy of such opinion shall be promptly delivered to the transferring Purchaser, and such proposed transfer shall not be made unless such registration is then in effect.

(iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts.

B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Facsimile signatures shall be deemed originals for all purposes hereunder.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. The general corporation law of the State of Delaware shall govern all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

G. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

if to the Company, to:

Apex Bioventures Acquisition Corporation
18 Farm Lane
Hillsborough, California 94010
Attn: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue, 25th Floor
New York, New York 10017
Attn: Joel I. Papernik, Esq. and Jeffrey P. Schultz, Esq.

and if to any Purchaser:

at the address of such Purchaser as set forth in
the records of the Company.

or in any case to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

H. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Insider Warrant Purchase Agreement as of the date first written above.

COMPANY:	APEX BIOVENTURES ACQUISITION CORPORATION

By:
K. Michael Forrest, Chief Executive Officer

INITIAL STOCKHOLDERS:	K. MICHAEL FORREST

JOHN J. CHANDLER

NANCY T. CHANG

EASTON ASSOCIATES LLC

By:
Robert J. Easton, Chairman

INVIVOS LIMITED PARTNERS By: Invivos Partners, Ltd., its general partner

By:
Darrel J. Elliott, President

TREASURE ROAD PARTNERS, LTD.

By:
Gary E. Frashier, Manager

ANTHONY J. SINSKEY

ROBERT L. VAN NOSTRAND

EXHIBIT A

TO

INSIDER WARRANT PURCHASE AGREEMENT

Name and Address of Purchaser	Number of Insider Warrants	Aggregate Purchase Price
K. Michael Forrest 18 Farm Lane Hillsborough, CA 94010	225,000	$225,000

John J. Chandler 467 Winged Foot Road Half Moon Bay, CA 94019	50,000	$50,000

Nancy T. Chang 10301 Stella Link Houston, TX 77025	100,000	$100,000

Easton Associates, LLC 555 Fifth Avenue New York, NY 10017	225,000	$225,000

Invivos Limited Partners 1763 Orkney Place North Vancouver, BC V7H 2Z1	225,000	$225,000

Treasure Road Partners, Ltd. 215 West Bandera Road, Suite 114 Boerne, TX 78006	225,000	$225,000

Anthony J. Sinskey Department of Biology, Room 68-30A Massachusetts Institute of Technology Cambridge, MA 02139	100,000	$100,000

Robert L. Van Nostrand Mariners Circle West Islip, NY 11795	100,000	$100,000

A-1